SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2003

NEW CENTURY BANCORP, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	To be assigned	20-0218264
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

700 West Cumberland Street, Dunn, North Carolina 28334

(Address of principal executive offices)

Registrant’s telephone number, including area code (910) 892-7080

Not Applicable

(Former address of principal executive offices)

Item 5.

On September 19, 2003, pursuant to an Agreement and Plan of Reorganization and Share Exchange dated May 23, 2003 (the “Agreement”) and approved by the shareholders of New Century Bank at the bank’s annual meeting on June 30, 2003, the Registrant acquired all of the outstanding common stock of New Century Bank. Under the terms of the Agreement, shares of New Century Bank’s common stock were exchanged for shares of the Registrant on a one-for-one basis. The shares of the Registrant issued in connection with the reorganization were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 3(a)(12) of the Act.

As a result of the transaction described above, the Registrant is the successor issuer to New Century Bank, pursuant to Rule 12g-3 promulgated under the Securities Exchange Act of 1934. New Century Bank has been subject to the information requirements of the Exchange Act and in accordance with Section 12(i) thereof has timely filed reports and other financial information with the FDIC. Such reports and other information filed by New Century Bank with the FDIC may be inspected and copied at the public reference facilities maintained by the FDIC at 550 17th Street, N.W., Washington, DC 20006. New Century Bank filed under FDIC Certificate No. 35465. The last report filed by New Century Bank with the FDIC was the current report on Form 8-K dated September 24, 2003 regarding New Century Bank’s reorganization into a holding company.

This Form 8-K is being filed by the Registrant as the initial report of the Registrant to the SEC and as notice that it is the successor issuer to New Century Bank and thereby subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder and in accordance therewith files reports and other information with the Commission. The first regular report to be filed by the Registrant with the SEC will be the Form 10-QSB for the period ending September 30, 2003.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired—not applicable

(b)	Pro forma financial information—not applicable

(c)	Exhibits

(2)	Agreement and Plan of Reorganization and Share Exchange, dated May 23, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY BANCORP, INC.

By:	/s/ John Q. Shaw
John Q. Shaw President and Chief Executive Officer

Dated: September 25, 2003

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2	Agreement and Plan of Reorganization and Share Exchange by and between New Century Bancorp, Inc. and New Century Bank.

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